As filed with the Securities and Exchange Commission on January 27, 1998.

                      File No. 333-________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

               JW CHARLES FINANCIAL SERVICES, INC.
        (Exact Name of Issuer as Specified in its Charter)

         Florida                               58-1545984
-------------------------------          ------------------------
(State or Other Jurisdiction of             (I.R.S. Employer
Incorporation or Organization)            Identification Number)


               980 North Federal Highway, Suite 120
                    Boca Raton, Florida  33432
                          (561) 338-2600
----------------------------------------------------------------------
(Address and Telephone Number of Issuer's Principal Executive Offices)

JW Charles Financial Services, Inc. 1997 Employee Stock Purchase Plan
---------------------------------------------------------------------
                    ((Full Title of the Plans)

                          Joel E. Marks
            Vice Chairman and Chief Financial Officer
              1117 Perimeter Center West, Suite 500E
                        Atlanta, GA  30338
                          (770) 399-8805
   ------------------------------------------------------------
   (Name, Address and Telephone Number, Including Area Code, of
                        Agent for Service)

                            Copies to:
                       W. Randy Eaddy, Esq.
                     KILPATRICK STOCKTON LLP
                   1100 Peachtree Street, N.E.
                   Atlanta, Georgia 30309-4530
                          (404) 815-6500

                                                         Calculation of Registration Fee
   ------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum            Proposed Maximum
    Title of Securities            Amount to                 Offering Price                Aggregate                Amount of
     to be Registered            be Registered                Per Share <F1>             Offering Price          Registration Fee
   ------------------------------------------------------------------------------------------------------------------------------
       Common Stock              400,000 shares                  $13.13                    $5,252,000               $1,549.34

------------------------------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(c) under the
Securities Act of 1933, based on $13.13, the average of the high and low prices on the American Stock Exchange on January 21, 1998.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (2) The Proxy Statement dated April 30, 1997 filed by the Company pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the Annual Meeting of Stockholders held June 10, 1997, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act, since the filing of the Proxy Statement.

     (3) The description of the Common Stock contained in the Company's registration statement on Form 8-A, dated April 30, 1997, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Restated Articles of Incorporation provide for indemnification of directors to the fullest extent permitted by Florida law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Bylaws, the Registrant may indemnify its officers, employees, agents, and other persons to the fullest extent permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The exhibits included as part of this Registration
Statement are as follows:

Exhibit Number                Description
--------------                -----------

4                             JW Charles Financial Services, Inc.
                              1997 Employee Stock Purchase Plan

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the
                              Registrant

23(a)                         Consent of Price Waterhouse LLP

23(b)                         Consent of Ernst & Young LLP

ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 22, 1998.

                         JW CHARLES FINANCIAL SERVICES, INC.

                         By:  /s/  Joel E. Marks
                              Joel E. Marks
                              Vice-Chairman and Chief Financial Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall T. Leeds and Joel E. Marks as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1998.


/s/ Marshall T. Leeds                   President, Chief Executive Officer and
MARSHALL T. LEEDS                        Chairman of the Board of Directors
                                         (Principal Executive Officer)

/s/ Joel E. Marks                        Vice Chairman, Chief Financial Officer,
JOEL E. MARKS                             Secretary and Director (Principal
                                          Financial and Accounting Officer)

/s/ Wm. Dennis Ferguson
WM. DENNIS FERGUSON                      Director

/s/ Gregg S. Glaser                      Director
GREGG S. GLASER

/s/ Stephen W. Cropper                   Director
STEPHEN W. CROPPER

/s/ John R. Faiella                      Director
JOHN R. FAIELLA

/s/ John P. Robilotto                    Director
JOSEPH P. ROBILOTTO

/s/  Jerome Siegel                       Director
JEROME SIEGEL

/s/ Curtis Sykora                        Director
CURTIS SYKORA

/s/ Michael B. Weinberg                  Director
MICHAEL B. WEINBERG

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description

4                             JW Charles Financial Services, Inc. 1997
                              Employee Stock Purchase Plan.

5                             Opinion and Consent of Kilpatrick Stockton
                              LLP, counsel to the Registrant

23(a)                         Consent of Price Waterhouse LLP

23(b)                         Consent of Ernst & Young LLP